EMPLOYMENT CONTRACT

THIS EMPLOYMENT CONTRACT dated this 3rd day of September, 2012

BETWEEN:

Portus Holdings Inc of 110 E Broward Boulevard, Suite 1700, Ft Lauderdale, Fl 33301

(the "Employer")

OF THE FIRST PART

- AND -

L Clay Edmonds of 581 NE 33rd Street, Oakland Park, FL 33334

(the "Employee")

OF THE SECOND PART

BACKGROUND:

A. The Employer is of the opinion that the Employee has the necessary qualifications, experience and abilities to assist and benefit the Employer in its business.

B. The Employer desires to employ the Employee and the Employee has agreed to accept and enter such employment upon the terms and conditions set out in this Agreement.

IN CONSIDERATION OF the matters described above and of the mutual benefits and obligations set forth in this Agreement, the receipt and sufficiency of which consideration is hereby acknowledged, the parties to this Agreement agree as follows:

Commencement Date and Term

1. The Employee will commence permanent full-time employment with the Employer on the 3rd day of

September, 2012 (the "Commencement Date").

Job Title and Description

2. The Employer agrees to employ the Employee as a EVP Development and Operations. The

Employee will be expected to perform the following job duties:

It will be the responsibility of the employee to execute the organizational and business plan of the company.

3. The Employee agrees to be employed on the terms and conditions set out in this Agreement. The

Employee agrees to be subject to the general supervision of and act pursuant to the orders, advice and direction of the Employer.

4. The Employee will perform any and all duties that are reasonable and that are customarily performed by a person holding a similar position in the industry or business of the Employer.

5. The Employer cannot unilaterally and significantly change the Employee's job title or duties. The

Employer may make changes to the job title or duties of the Employee where the changes would be considered reasonable for a similar position in the industry or business of the Employer. The

Employee's job title or duties may be changed by agreement and with the approval of both the

Employee and the Employer.

6. The Employee agrees to abide by the Employer's rules, regulations, and practices, including those concerning work schedules, vacation and sick leave, as they may from time to time be adopted or modified.

Employee Compensation

7. Compensation paid to the Employee for the services rendered by the Employee as required by this

Agreement (the "Compensation") will consist of a salary set from time to time in accordance with the

Employer's policy while this Agreement is in force plus any compensation paid for Overtime Hours.

The Employer is entitled to deduct from the Employee's Compensation, or from any other compensation in whatever form, any applicable deductions and remittances as required by law.

8. The Employee understands and agrees that any additional compensation paid to the Employee in the form of bonuses or other similar incentive compensation will rest in the sole discretion of the

Employer and that the Employee will not earn or accrue any right to incentive compensation by reason of the Employee's employment.

9. The Employer will reimburse the Employee for all reasonable expenses, in accordance with the

Employer's policy as in effect from time to time, including but not limited to, any travel and entertainment expenses incurred by the Employee in connection with the business of the Employer.

Expenses will be paid within a reasonable time after submission of acceptable supporting documentation.

Place of Work

10. The Employee's primary place of work will be at the following location:

- 110 E Broward Boulevard, Suite 1700, Ft Lauderdale, FL 33301

Employee Benefits

11. The Employee will be entitled to only those additional benefits that are currently available as described in the Employer's employment booklets and manuals or as required by law.

12. Employer discretionary benefits are subject to change, without compensation, upon the Employer providing the Employee with 60 days written notice of that change and providing that any change to those benefits is taken generally with respect to other employees and does not single out the

Employee.

Vacation

13. The Employee will be entitled to two weeks of paid vacation each year during the term of this

Agreement, or as entitled by law, whichever is greater.

14. The times and dates for any vacation will be determined by mutual agreement between the Employer and the Employee.

15. Upon termination of employment, the Employer will pay compensation to the Employee for any accrued and unused vacation days.

Duty to Devote Full Time

16. The Employee agrees to devote full-time efforts, as an employee of the Employer, to the employment duties and obligations as described in this Agreement.

Conflict of Interest

17. During the term of the Employee's active employment with the Employer, it is understood and agreed that any business opportunity relating to or similar to the Employer's actual or reasonably anticipated business opportunities (with the exception of personal investments in less than 5% of the equity of a business, investments in established family businesses, real estate, or investments in stocks and bonds traded on public stock exchanges) coming to the attention of the Employee, is an opportunity belonging to the Employer. Therefore, the Employee will advise the Employer of the opportunity and cannot pursue the opportunity, directly or indirectly, without the written consent of the Employer, which consent will not be unreasonably withheld.

18. During the term of the Employee's active employment with the Employer, the Employee will not,

directly or indirectly, engage or participate in any other business activities that the Employer, in its reasonable discretion, determines to be in conflict with the best interests of the Employer without the written consent of the Employer, which consent will not be unreasonably withheld.

b. Otherwise interfere with or disrupt the Employer's relationship with its employees and contractors;

c. Discuss employment opportunities or provide information about competitive employment to any of the Employer's employees or contractors; or

d. Solicit, entice, or hire away any employee or contractor of the Employer for the purpose of an employment opportunity that is in competition with the Employer.

20. This non-solicitation obligation as described in this section will be limited to employees or contractors who were employees or contractors of the Employer during the period that the Employee was employed by the Employer.

21. During the term of the Employee's active employment with the Employer, and for two (2) years thereafter, the Employee will not divert or attempt to divert from the Employer any business the

Employer had enjoyed, solicited, or attempted to solicit, from its customers, prior to termination or expiration, as the case may be, of the Employee's employment with the Employer.

Confidential Information.

22. The Employee acknowledges that, in any position the Employee may hold, in and as a result of the

Employee's employment by the Employer, the Employee will, or may, be making use of, acquiring or adding to information which is confidential to the Employer (the "Confidential Information") and the

Confidential Information is the exclusive property of the Employer.

23. The Confidential Information will include all data and information relating to the business and management of the Employer, including but not limited to, proprietary and trade secret technology and accounting records to which access is obtained by the Employee, including Work Product,

Computer Software, Other Proprietary Data, Business Operations, Marketing and Development

Operations, and Customer Information.

24. The Confidential Information will also include any information that has been disclosed by a third party to the Employer and is governed by a non-disclosure agreement entered into between that third party and the Employer.

25. The Confidential Information will not include information that:

a. Is generally known in the industry of the Employer;

b. Is now or subsequently becomes generally available to the public through no wrongful act of the Employee;

c. Was rightfully in the possession of the Employee prior to the disclosure to the Employee by the Employer;

d. Is independently created by the Employee without direct or indirect use of the Confidential

Information; or

e. The Employee rightfully obtains from a third party who has the right to transfer or disclose it.

26. The Confidential Information will also not include anything developed or produced by the Employee during the Employee's term of employment with the Employer, including but not limited to, any intellectual property, process, design, development, creation, research, invention, know-how, trade name, trade-mark or copyright that:

a. Was developed without the use of equipment, supplies, facility or Confidential Information of the Employer;

b. Was developed entirely on the Employee's own time;

c. Does not result from any work performed by the Employee for the Employer; and

d. Does not relate to any actual or reasonably anticipated business opportunity of the Employer.

Duties and Obligations Concerning Confidential Information

27. The Employee agrees that a material term of the Employee's contract with the Employer is to keep all confidential Information absolutely confidential and protect its release from the public. The

Employee agrees not to divulge, reveal, report or use, for any purpose, any of the Confidential

Information which the Employee has obtained or which was disclosed to the Employee by the

Employer as a result of the Employee's employment by the Employer. The Employee agrees that if there is any question as to such disclosure then the Employee will seek out senior management of the

Employer prior to making any disclosure of the Employer's information that may be covered by this

28. The Employee agrees and acknowledges that the Confidential Information is of a proprietary and confidential nature and that any disclosure of the Confidential Information to a third party in breach of this Agreement cannot be reasonably or adequately compensated for in money damages, would cause irreparable injury to Employer, would gravely affect the effective and successful conduct of the

Employer's business and goodwill, and would be a material breach of this Agreement.

29. The obligations to ensure and protect the confidentiality of the Confidential Information imposed on the Employee in this Agreement and any obligations to provide notice under this Agreement will survive the expiration or termination, as the case may be, of this Agreement and will continue for a period of five (5) years from the date of such expiration or termination.

30. The Employee may disclose any of the Confidential Information:

a. To a third party where Employer has consented in writing to such disclosure; and

b. To the extent required by law or by the request or requirement of any judicial, legislative, administrative or other governmental body.

31. If the Employee loses or makes unauthorized disclosure of any of the Confidential Information, the

Employee will immediately notify the Employer and take all reasonable steps necessary to retrieve the lost or improperly disclosed Confidential Information.

Ownership and Title to Confidential Information

32. The Employee acknowledges and agrees that all rights, title and interest in any Confidential

Information will remain the exclusive property of the Employer. Accordingly, the Employee specifically agrees and acknowledges that the Employee will have no interest in the Confidential

Information, including, without limitation, no interest in know-how, copyright, trade-marks or trade names, notwithstanding the fact that the Employee may have created or contributed to the creation of the Confidential Information.

33. The Employee waives any moral rights that the Employee may have with respect to the Confidential

Information.

34. The Employee agrees to immediately disclose to the Employer all Confidential Information developed in whole or in part by the Employee during the Employee's term of employment with the

Employer and to assign to the Employer any right, title or interest the Employee may have in the

Confidential Information. The Employee agrees to execute any instruments and to do all other things reasonably requested by the Employer, both during and after the Employee's employment with the

Employer, in order to vest more fully in the Employer all ownership rights in those items transferred

Page 6 of 11by the Employee to the Employer.

Return of Confidential Information

35. The Employee agrees that, upon request of the Employer or upon termination or expiration, as the case may be, of this employment, the Employee will turn over to the Employer all Confidential

Information belonging to the Employer, including but not limited to, all documents, plans,

specifications, disks or other computer media, as well as any duplicates or backups made of that

Confidential Information in whatever form or media, in the possession or control of the Employee that:

a. May contain or be derived from ideas, concepts, creations, or trade secrets and other proprietary and Confidential Information as defined in this Agreement; or

b. Is connected with or derived from the Employee's employment with the Employer.

Contract Binding Authority

36. Notwithstanding any other term or condition expressed or implied in this Agreement to the contrary, the Employee will not have the authority to enter into any contracts or commitments for or on the behalf of the Employer without first obtaining the express written consent of the Employer.

Termination Due to Discontinuance of Business

37. Notwithstanding any other term or condition expressed or implied in this Agreement, in the event that the Employer will discontinue operating its business at the location where the Employee is employed, then, at the Employer's sole option, and as permitted by law, this Agreement will terminate as of the last day of the month in which the Employer ceases operations at such location with the same force and effect as if such last day of the month were originally set as the Termination Date of this

Agreement.

Termination of Employment

38. Where the Employee has breached any reasonable term of this Agreement or where there is just cause for termination, the Employer may terminate the Employee's employment without notice, as permitted by law.

39. The Employee and the Employer agree that reasonable and sufficient notice of termination of employment by the Employer is the greater of one (1) week or any minimum notice required by law.

40. If the Employee wishes to terminate this employment with the Employer, the Employee will provide the Employer with notice of one (1) week. As an alternative, if the Employee co-operates with the training and development of a replacement, then sufficient notice is given if it is sufficient notice to allow the Employer to find and train the replacement.

The Termination Date specified by either the Employee or the Employer may expire on any day of the month and upon the Termination Date the Employer will forthwith pay to the Employee any outstanding portion of the wage, accrued vacation and banked time, if any, calculated to the

Termination Date.

42. Once notice has been given by either party for any reason, the Employee and the Employer agree to execute their duties and obligations under this Agreement diligently and in good faith through to the end of the notice period. The Employer may not make any changes to wages, wage rate, or any other term or condition of this Agreement between the time termination notice is given through to the end of the notice period.

Remedies

43. In the event of a breach or threatened breach by the Employee of any of the provisions of this

Agreement, the Employee agrees that the Employer is entitled to a permanent injunction, in addition to and not in limitation of any other rights and remedies available to the Employer at law or in equity,

in order to prevent or restrain any such breach by the Employee or by the Employee's partners,

agents, representatives, servants, employees, and/or any and all persons directly or indirectly acting for or with the Employee.

Severability

44. The Employer and the Employee acknowledge that this Agreement is reasonable, valid and enforceable. However, if any term, covenant, condition or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, it is the parties' intent that such provision be changed in scope by the court only to the extent deemed necessary by that court to render the provision reasonable and enforceable and the remainder of the provisions of this

Agreement will in no way be affected, impaired or invalidated as a result.

Notices

45. Any notices, deliveries, requests, demands or other communications required here will be deemed

To be completed when hand-delivered, delivered by agent, or seven (7) days after being placed in the post, postage prepaid, to the parties at the following addresses or as the parties may later designate in writing:

- Employer:

Name: Portus Holdings Inc

Address: 110 E Broward Boulevard, Suite 1700, Ft. Lauderdale, FL 33301

Fax: 561-491-9432

Email: dmurray @portus-inc.com

- Employee:

Name: L Clay Edmonds

Page 8 of 11Address: 581 NE 33rd Street

Fax:

Email: cedmonds@portus-inc.com

Modification of Agreement

46. Any amendment or modification of this Agreement or additional obligation assumed by either party in connection with this Agreement will only be binding if evidenced in writing signed by each party or an authorized representative of each party.

Additional Terms

47. As additional compensation, employee will receive 250,000 shares of stock as a signing bonus at a future unspecified date.

Governing Law

48. This Agreement will be construed in accordance with and governed by the laws of the state of

Florida.

Definitions

49. For the purpose of this Agreement the following definitions will apply:

a. "Overtime Hours" means the total hours worked in a day or week in excess of the maximum allowed, as defined by local statute, for a work day or a work week.

b. 'Work Product' means work product information, including but not limited to, work product resulting from or related to work or projects performed or to be performed for the Employer or for clients of the Employer, of any type or form in any stage of actual or anticipated research and development.

c. 'Computer Software' means computer software resulting from or related to work or projects performed or to be performed for the Employer or for clients of the Employer, of any type or form in any stage of actual or anticipated research and development, including but not limited to, programs and program modules, routines and subroutines, processes, algorithms, design concepts, design specifications (design notes, annotations, documentation, flowcharts, coding sheets, and the like), source code, object code and load modules, programming, program patches and system designs.

d. 'Other Proprietary Data' means information relating to the Employer's proprietary rights prior to any public disclosure of such information, including but not limited to, the nature of the proprietary rights, production data, technical and engineering data, test data and test results,

the status and details of research and development of products and services, and information regarding acquiring, protecting, enforcing and licensing proprietary rights (including patents,

Page 9 of 11copyrights and trade secrets).

e. 'Business Operations' means operational information, including but not limited to, internal personnel and financial information, vendor names and other vendor information (including vendor characteristics, services and agreements), purchasing and internal cost information,

internal services and operational manuals, and the manner and methods of conducting the

Employer's business.

f. 'Marketing and Development Operations' means marketing and development information,

including but not limited to, marketing and development plans, price and cost data, price and fee amounts, pricing and billing policies, quoting procedures, marketing techniques and methods of obtaining business, forecasts and forecast assumptions and volumes, and future plans and potential strategies of the Employer which have been or are being considered.

g. 'Customer Information' means customer information, including but not limited to, names of customers and their representatives, contracts and their contents and parties, customer services,

data provided by customers and the type, quantity and specifications of products and services purchased, leased, licensed or received by customers of the Employer.

h. 'Termination Date' means the date specified in this Agreement or in a subsequent notice by either the Employee or the Employer to be the last day of employment under this Agreement.

The parties acknowledge that various provisions of this Agreement will survive the

Termination Date.

General Provisions

50. Time is of the essence in this Agreement.

51. Headings are inserted for the convenience of the parties only and are not to be considered when interpreting this Agreement. Words in the singular mean and include the plural and vice versa. Words in the masculine mean and include the feminine and vice versa.

52. No failure or delay by either party to this Agreement in exercising any power, right or privilege provided in this Agreement will operate as a waiver, nor will any single or partial exercise of such rights, powers or privileges preclude any further exercise of them or the exercise of any other right,

power or privilege provided in this Agreement.

53. This Agreement will inure to the benefit of and be binding upon the respective heirs, executors,

administrators, successors and assigns, as the case may be, of the Employer and the Employee.

54. This Agreement may be executed in counterparts. Facsimile signatures are binding and are considered to be original signatures.

Page 10 of 11Copyright 2002-2013, LegalContracts.com

55. This Agreement constitutes the entire agreement between the parties and there are no further items or provisions, either oral or written. The parties to this Agreement stipulate that neither of them has made any representations with respect to the subject matter of this Agreement except such representations as are specifically set forth in this Agreement.

IN WITNESS WHEREOF, the parties have duly affixed their signatures under hand and seal on this 3rd day of September, 2012.

EMPLOYER:

Portus Holdings Inc

Per:______________________(SEAL)

G. Dale Murray, II - CEO

EMPLOYEE:

______________________________

L Clay Emonds